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                                                                      EXHIBIT 24
                                  POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Russo, Michael R. Milversted and Karen
M. Muller and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any Registration Statement previously filed by the Registrant or a predecessor in interest, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                            TITLE                    DATE
----------                            -----                    ----

                           Chief Executive Officer and
                           Chairman of the Board of
/s/ Richard S. Fuld, Jr.            Directors            October 24,1996
------------------------  (principal executive officer)
Richard S. Fuld, Jr.



/s/ T. Christopher Pettit    President and Director      October 24,1996
-------------------------
T. Christopher Pettit



/s/ Charles B. Hintz        Chief Financial Officer,     October 24,1996
--------------------       (principal financial and
Charles B. Hintz              accounting officer)



/s/ Michael L. Ainslie             Director              October 24,1996
----------------------
Michael L. Ainslie



/s/ John F. Akers                  Director              October 24,1996
-----------------
John F. Akers



/s/ Roger S. Berlind               Director              October 24,1996
--------------------
Roger S. Berlind



/s/ Thomas H. Cruikshank           Director              October 24,1996
------------------------
Thomas H. Cruikshank


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/s/ Katsumi Funaki                 Director              October 24,1996
------------------
Katsumi Funaki



/s/ Henry Kaufman                  Director              October 24,1996
-----------------
Henry Kaufman



/s/ John D. Macomber               Director              October 24,1996
--------------------
John D. Macomber



/s/ Dina Merrill                   Director              October 24,1996
----------------
Dina Merrill



/s/ Masataka Shimasaki             Director              October 24,1996
----------------------
Masataka Shimasaki